SERVICES AGREEMENT
                                     between
                              THINKING TOOLS, INC.
                                       and
                              SHL SYSTEMHOUSE INC.

                              Agreement No. EC00170

THIS SERVICES AGREEMENT (the "AGREEMENT"), is made this 8th day of March between SHL SYSTEMHOUSE INC., with it principal offices at 50 O'Connor Street, Suite 501, Ottawa, Ontario, Canada KIP 6L2 ("SHL Systemhouse"), and Thinking Tools, Inc., with its principal offices at One Lower Ragsdale Drive, Suite 1-250, Monterey, California, USA 93940 ("Thinking Tools") who agree as follows:

1.0      TERM

         The term of this Agreement shall commence on the last date entered below by the parties signing this Agreement (the "Effective Date") and unless otherwise terminated pursuant to Section 14, shall terminate on August 31, 1995 (the "Expiration Date").

2.0      GOODS AND SERVICES TO BE SUPPLIED

         2.1 Thinking Tools agrees to provide to SHL Systemhouse, on the terms and conditions hereinafter stated, those deliverables described in Schedule A (the "Services") attached hereto and incorporated herein.

         2.2 The Schedule(s) attached to this Agreement shall specify the following for the Services included therein, as applicable:

             (a)      the Statement of Work;
             (b)      the assumptions;
             (c)      the payment schedule.

         2.3 In addition to the Schedule(s), also incorporated into this Agreement is Thinking Tools' Proposal. In the event of a conflict, the order of precedence for these documents shall be as follows:

             (1)      This Services Agreement;
             (2)      The Schedule(s);
             (3)      Thinking Tools' proposal.

3.0      FEES AND PAYMENT

         3.1 SHL Systemhouse agrees to pay to Thinking Tools the amounts specified in the Schedule(s) for the provision of the Services specified therein. SHL Systemhouse and Thinking Tools agree that the Project Schedule and associated charges specified in the Schedule(s) are subject

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to adjustment at any time that SHL Systemhouse and Thinking Tools mutually agree to change, add to or delete any previously agreed upon work as described in the Statement of Work. It is understood that any and all such changes shall require the written consent of both parties.

         3.2 Thinking Tools will bill SHL Systemhouse on a monthly basis, or as otherwise specified in the attached Schedule(s). Payment in full of each invoice shall be due within forty-five (45) days of receipt of that invoice. Amounts invoiced but not paid by SHL Systemhouse within forty-five (45) days of receipt of an invoice shall bear interest at the lesser of one and one-half percent (1.5%) per month, calculated monthly not in advance, or the highest rate permitted by law.

         3.3 Unless otherwise provided, SHL Systemhouse shall reimburse Thinking Tools for all reasonable receipted out-of-pocket expenses identified in this Agreement, as follows:

                  a. Travel and Living expenses of Thinking Tools project members including airfare, local transportation, hotels and meals. It is understood that all such Travel and Living expenses shall be as required to conduct business directly with SHL Systemhouse employees, or their designates. Travel and Living expenses incurred by Thinking Tools to conduct business without the direct involvement of SHL Systemhouse employees are not reimbursable. All such expenses shall be in accordance with SHL Systemhouse's then current expense account guidelines.

         SHL Systemhouse shall pay the expenses in full within forty-five (45) days of receipt of an invoice therefore accompanied by supporting vouchers and receipts.

         Notwithstanding the above Thinking Tools shall not incur any reimbursable expenses for this Agreement without the prior consent of SHL Systemhouse. In addition, Thinking Tools shall maintain complete and accurate accounting records in accordance with sound business practices to substantiate reimbursable expenses. Such records will be available to SHL Systemhouse upon request.

4.0      CHANGE PROCEDURES

         4.1 A Change Control Document in the form attached to this Agreement as Exhibit A shall be used to accommodate changes to the Services specified in the Schedule(s). Request by SHL Systemhouse for changes to the Services specified in a Schedule are subject to the procedure specified in this Section 4.0.

         4.2 SHL Systemhouse shall advise the Thinking Tools Project Manager, in writing, of the desired change, with the same degree of specificity as in the relevant Schedule.

         4.3 The Thinking Tools Project Manager will assess the impact of the desired change on:

             (a) The total cost of the Services to be provided under this Agreement;

             (b)      the milestones to be reached;


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             (c)      the time frame for completion; and

             (d) any further areas which, in the opinion of the Thinking Tools Project Manager, are likely to be affected by the desired change.

         Thereupon, Thinking Tools will prepare a Change Control Document incorporating the description of the change requested.

         4.4 Thinking Tools shall provide SHL Systemhouse with the Change Control Document. The Change Control Document from Thinking Tools shall constitute an offer by Thinking Tools to provide the Services requested by SHL Systemhouse at the prices stated in the Change Control Document. This offer shall be irrevocable for ten (10) business days following receipt by SHL Systemhouse.

         4.5 If SHL Systemhouse accepts Thinking Tools' offer by signing the Change Control Document, the Schedule(s) affected by the change shall be deemed amended to incorporate the change in question. The price stated in the Change Control Document shall be recoverable from SHL Systemhouse by Thinking Tools outside any limit of maximum expenditure in the relevant Schedule(s) and/or this Agreement.

5.0      WARRANTIES AND LIMITATIONS OF LIABILITY

         5.1 Thinking Tools warrants that (i) the Services which it is providing under this Agreement will be of professional quality conforming to generally accepted data processing and consulting practices; (ii) the deliverables provided to SHL Systemhouse shall conform in all material respects to the specifications for such item included in this Agreement; and (iii) Thinking Tools is able to perform the services and provide the deliverables specified in this Agreement and Thinking Tools does not have any agreement with any third party which would restrict its ability to perform under this Agreement.

         Thinking Tools further represents and warrants that the services and/or deliverables provided hereunder shall meet or exceed the requirements specified in this Agreement. In the event of a breach of this warranty, Thinking Tools shall without charge and without delay, repair, replace or modify the products or services so as to correct said warranty breach. If Thinking Tools fails to remedy a defect or nonconformity, SHL Systemhouse shall without prejudice to its other rights and remedies under this Agreement, at law or in equity, have the right by contract or otherwise to correct or replace with similar equipment, materials or services and charge to Thinking Tools the cost incurred by SHL Systemhouse, or exercise any other right reserved in this Agreement.

6.0      PROPERTY RIGHTS

         6.1 Thinking Tools acknowledges and agrees that SHL Systemhouse has worldwide, unlimited, exclusive rights to use, copy, market, and distribute the Concept Paper, Final Design and Prototype produced or authored by Thinking Tools in performance of this contract. Thinking Tools shall retain intellectual property rights to all pre-existing Thinking Tools materials and materials

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produced or authored by Thinking Tools in the course of performing services for
SHL Systemhouse. SHL Systemhouse shall retain intellectual property rights for all pre-existing SHL materials and for all SHL Systemhouse ideas regarding project management know-how and methodologies generated during the course of this contract. In the event Thinking Tools utilizes any independent contractors in performing work for SHL Systemhouse, Thinking Tools shall obtain for SHL Systemhouse ownership of, and all rights of copyright in, the writings or other works of authorship created by an independent contractor.

         All pre-existing proprietary materials of SHL Systemhouse will be marked as such as disclosed to Thinking Tools prior to their inclusion in any deliverable provided hereunder.

         6.2 In the event that this agreement terminates, and the parties have not entered into an agreement to develop and deliver a production-ready project simulation of software product, Thinking Tools shall not use or reproduce the Concept Paper, Final Design, or Prototype to create a project management simulation product for any party other than SHL Systemhouse.

7.0      PROJECT MANAGEMENT

         7.1 Each party shall appoint a Project Manager who shall be fully responsible for coordinating the activities of the appointing party. Each party shall direct all performance-related inquiries to the Project Manager of the other party.

         7.2 SHL Systemhouse Project Manager shall be the sole representative of SHL Systemhouse with authority to request or approve amendments to the Services to be provided under this agreement.

8.0      CONFIDENTIALITY

         8.1 Each party agrees to treat all information and materials received from the other party that are labeled "Confidential" or "Proprietary" as confidential information of the other party. Each party further agrees to use at least the same degree of care to avoid disclosure or dissemination of the other party's confidential information as it uses to protect its own confidential materials, but in any event, at least a reasonable degree of care. Neither party shall use the confidential information of the other party for its own benefit or for the benefit of any third party, except as expressly permitted in this agreement.

         8.2 Each party agrees to advise all of its employees, agents, subcontractors or consultants that may have access to or otherwise receive the confidential information of the other party of all obligations pertaining to the protection of the confidential information of the other party under this Agreement.

         8.3 Neither party shall disclose confidential information of the other party to any third party (other than independent contractors having a "need-to-know"), without the other party's prior written consent; provided, however, that a party shall not be liable for disclosure of information designed as "Confidential" or "Proprietary" by the other party if the same:

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             (a)      is in the public domain at the time of disclosure;

             (b) becomes known to the other party from a third-party source under no obligation to maintain confidentiality;

             (c) becomes publicly available through no fault or failure to act by the receiving party in breach of this Agreement; or

             (d) is already known by the receiving party when received, or is independently developed by the receiving party without reference to the information provided by the other party, as established by documentary evidence; or

             (e) is required by a court or other governmental authority to be disclosed (provided that the receiving party has used reasonable efforts to make such disclosure subject to a protective order or confidentiality agreement).

         8.4 If, in order to fulfill the purposes of this Agreement, it is necessary for the party receiving confidential information of the other party to copy the same, in whole or in part, the receiving party may do so, but solely for the purpose of enabling such party to perform under this Agreement.

         8.5 Upon achieving the purpose(s) intended, or in the event of the earlier termination of this Agreement, each party shall immediately return and/or destroy all materials containing confidential information of the other party. Each party shall further certify in writing to the other party that all copies or partial copies of material containing confidential information of the other party have been returned and/or destroyed.

9.0      ACCESS

         SHL Systemhouse agrees to allow Thinking Tools and its independent contractor sufficient working space as well aa such access to SHL Systemhouse's personnel, files, and equipment at SHL Systemhouse's facility as is necessary for the performance by Thinking Tools' employees and/or independent contractors of the Services required hereunder, subject to the prior agreement of SHL Systemhouse concerning the details of such access.

10.0     OFFERS OF EMPLOYMENT

         10.1 Each party to this Agreement hereby undertakes that, without the prior written approval of the other party, it shall not solicit for employment any employee(s) of the other party who shall have been assigned to or worked under this Agreement, nor shall it, either directly or indirectly, induce any such employee to terminate his or her employment with the other party.

         10.2 This Section shall be effective and enforceable until a period of six (6) months after the date of acceptance by SHL Systemhouse of all of the Services to be provided by Thinking Tools under this Agreement.

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11.0     INDEPENDENT CONTRACTORS

         11.1 The relationship of Thinking Tools to SHL Systemhouse is that of an independent contractor. Under no circumstances shall any employees of one party be deemed to be the employees of the other for any purpose. Each party shall pay all wages, salaries, and other amounts due its respective employees relative to this Agreement and shall be responsible for all obligations respecting them relating to income tax withholdings, unemployment insurance premiums, pension plan contributions, and other similar responsibilities.

         11.2 Neither party has the right or authority to assume or to create any obligation or responsibility on behalf of the other party, except as may from time to time be provided by written instrument signed by other parties.

         11.3 Nothing contained herein shall be construed as implying a joint venture or partnership relationship between the parties.

12.0     FORCE MAJEURE

         Thinking Tools shall not be responsible for any failure to comply with or for any delay in performance of the terms of this Agreement where the failure or delay is due to acts of God or the public enemy, war, riot, embargo, fire, explosion, sabotage, flood, accident; or, without limiting the foregoing, any circumstances of like character beyond its control.

13.0     TERMINATION

         13.1 If either party shall at any time neglect, fail, refuse to perform under, or otherwise breach any of the material provisions of this Agreement, then the other party may serve upon the defaulting party notice of intention to terminate this Agreement (including its Schedule(s)). If, within ten (10) days of the date of service of such notice, the defaulting party has not fully cured all the defaults indicated therein, or presented a plan acceptable to the other party to cure such defaults, then upon expiration of the ten (10) days, this Agreement shall terminate.

14.0     ENTIRE AGREEMENT

         14.1 This Agreement (including the Schedule(s) attached hereto) constitutes the entire understanding between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, of the parties. There are no warranties, representations, promises, covenants, or other agreements between the parties other than those expressly set forth herein.

         14.2 No supplement, modification, or amendment of this Agreement or any Schedule shall be binding unless executed in writing by an authorized representative of each party.

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15.0     APPLICABLE LAW

         This Agreement (including the Schedule(s) attached hereto) shall be governed by and construed according to the laws of the Province of Ontario without regard to its choice of law rules.

16.0     WAIVER

         No term or condition of this Agreement shall be deemed waived, and no breach or omission excused, unless in writing and signed by the party against whom enforcement of such waiver or consent is sought. A waiver of any condition or term of this Agreement in any regard shall not constitute a waiver or consent to any different or subsequent breach or omission, and either party may invoke any remedy available at law or in equity despite any such prior waiver or consent.

17.0     SEVERANCE

         If any provision of this Agreement or the accompanying Schedule(s) is held to be void, illegal, unenforceable, or otherwise in conflict with the law governing this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the other provisions shall remain in full force and effect.

18.0     TAXES

         The amounts payable to Thinking Tools under this Agreement are exclusive of any taxes, however designated, levied or based on this Agreement or the Services furnished by Thinking Tools hereunder, including, without limitation, any personal property, sales and use taxes. SHL Systemhouse agrees to pay and be responsible for all such taxes (excluding taxes based on Thinking Tools' net income). SHL Systemhouse shall promptly reimburse Thinking Tools for any such taxes which Thinking Tools pays directly.

19.0     SURVIVAL

         Notwithstanding the termination of this Agreement, it is acknowledged and agreed that the following provisions shall survive:

         (a)      Section 3.0                        Fees and Payment
         (b)      Section 6.0                        Property Rights
         (c)      Section 8.0                        Confidentiality
         (d)      Section 10.0                       Offers of Employment
         (e)      Section 11.0                       Independent Contractors
         (f)      Section 13.0                       Termination
         (g)      Section 14.0                       Entire Agreement
         (h)      Section 15.0                       Applicable Law
         (i)      Section 18.0                       Taxes
         (j)      Section 20.0                       Notices

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20.0     NOTICES

         20.1 Any notices required or permitted to be sent under this Agreement shall be sent by registered mail, return receipt requested or by express mail, telecopy, or hand delivery to the address of the party in this Section. Notices sent by registered mail shall be deemed effective on the third business day following mailing and if sent by express mail, telecopied, or hand delivery, shall be deemed effective on receipt.

         20.2 Any notice required to be delivered to SHL Systemhouse shall be sent to:

                  SHL Systemhouse Inc.
                  55 York Street, 7th Floor
                  Toronto, Ontario, Canada M5J 1R7

                  Attn: Brian Cishecki
                  Telecopy: (416) 366-3370

         20.3 Any notice required to be delivered to Thinking Tools shall be sent to:

                  Thinking Tools, Inc.
                  One Lower Ragsdale Drive, Suite 1-250
                  Monterey, CA USA  93940

                  Attn: Frank Holsworth
                  Telecopy: (408) 373-7020

         20.4 Either party may change its address and/or recipient for notices by notifying the other party in accordance with this Section 20.

21.0     ASSIGNMENT

                  This Agreement shall be binding upon and inure to the benefit of Thinking Tools, its successors and assigns, and SHL Systemhouse's successors and assigns permitted. Thinking Tools may not assign its rights or obligations under this Agreement (including its rights under the Schedule(s)), without the prior written consent of SHL Systemhouse.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the last date entered below:

THINKING TOOLS, INC.

By:       /s/ John Hiles
   -----------------------------------
Name:     Mr. John Hiles

Title:    President

Date:     March 17, 1995


SHL SYSTEMHOUSE, INC.

By:       /s/ Diane Switzer
     ----------------------------------
Name:     Ms. Diane Switzer

Title:    Director, Integration Methods

Date:     8 March 1995



By:       /s/ Rick Beatty
   ------------------------------------
Name:     Mr. Rick Beatty

Title:    President, Systems Integration
          and Transformational Services

Date:     4/10/95



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